Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated July 20, 2020 (the “Effective Date”), by and among each of the undersigned individuals or entities (the “Undersigned Entities” and each an “Undersigned Entity”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom such Undersigned Entity holds contractual and investment authority (each Account, as well as such Undersigned Entity if it is exchanging Old Notes (as defined below) hereunder, a “Holder”), Teligent, Inc., a Delaware corporation, (the “Company”), and the entities listed on the signature pages hereof as the initial “Subsidiary Guarantors” (the “Subsidiary Guarantors”).

WHEREAS, the Company is proposing to exchange (the “Exchange”) the Company’s 4.75% Convertible Senior Notes due 2023 (CUSIP 87960W AA2) held by the Holders listed on Exhibit A hereto (the “Old Notes”) for a new issuance of the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (CUSIP 87960W AG9) (the “New Notes”), to be issued pursuant to the provisions of that certain Indenture, dated as of the date of this Agreement (the “Indenture”), by and among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association as trustee (together with its successors and assigns, in such capacity, the “Trustee”) and collateral agent (together with its successors and assigns, in such capacity, the “Collateral Agent”), upon the terms and conditions set forth herein and the other Exchange Documents (defined below).

WHEREAS each of the Undersigned Entities understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Exchange is only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon a private placement exemption from registration under the Securities Act. The New Notes will be issued pursuant to the Indenture (as defined herein).

NOW THEREFORE, on, and subject to, the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Terms of the Exchange

Pursuant to the terms hereof, each of the Undersigned Entities hereby agrees to cause the Holders to exchange and deliver an aggregate principal amount of Old Notes, and in exchange therefor, the Company shall issue to the Holders an aggregate principal amount of New Notes, in each case, as set forth on Exhibit A hereto.

The closing for the Exchange (the “Closing”) shall occur substantially concurrently with, and subject to, the closing of the Company’s issuance and sale of the New Notes and on a date (the “Closing Date”) no later than two Trading Days after the date of this Agreement. At the Closing, (a) each of the Undersigned Entities shall cause each of its Holders to deliver to the Company all right, title and interest in and to such Holder’s Old Notes, as set forth on Exhibit A hereto (and no other consideration), free and clear of any mortgage, lien (statutory or otherwise), pledge, charge, security interest, encumbrance, title retention agreement or other title retention device, conditional sale or security arrangement, collateral assignment, option, right of first refusal, equity or other adverse claim thereto or other similar encumbrance thereon (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to assign, transfer to and confirm in the Company all right, title and interest in and to such Old Notes free and clear of any Liens, and (b) the Company shall deliver or cause to be delivered to each Holder, subject to the terms and conditions of this Agreement, New Notes having an aggregate principal amount set forth on Exhibit A, which shall be equal to forty-five percent (45%) of the aggregate principal amount of the Old Notes plus any accrued and unpaid interest on the Old Notes as of the Closing Date, and the Company hereby agrees to issue such New Notes to such Undersigned Entity in exchange for such Old Notes.

For the avoidance of doubt, in the event of any delay in the Closing pursuant to the immediately preceding paragraph, the Holders shall not be required to deliver the Old Notes until the Closing occurs. Simultaneously with or after the Closing, the Company may, in its sole discretion, issue the New Notes to one or more other holders of outstanding Old Notes or to other investors. The delivery of the New Notes and the issuance thereof shall be effected by delivery of a Physical Note (as defined in the Indenture) to each Holder at the address set forth on Exhibit A hereto. The Company and the Holder shall provide such respective instructions to its respective Undersigned Entity necessary for settlement of the Exchange. In the event the Closing does not occur, any Old Notes submitted for DWAC withdrawal will be returned to the DTC participant that submitted the withdrawal instruction for such Old Notes in accordance with the procedures of DTC. Each Undersigned Entity acknowledges that all New Notes will be issued in minimum denominations of $100,000 principal amount and integral multiples of $1.00 thereafter in accordance with the Indenture.

For purposes hereof:

“Business Day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York are authorized or obligated by law, executive order or regulation to close.

“Exchange Documents” means this Agreement, the Indenture (including the Guarantees (as defined in the Indenture) contained therein), the Security Agreements (as defined in the Indenture) and the New Notes.

“Trading Day” means any day during which trading on the Nasdaq Stock Market generally occurs.

Article II: Covenants, Representations and Warranties of the Undersigned Entities and the Holders

Each Undersigned Entity, for itself and on behalf of each of its Holders, hereby covenants as follows, and makes the following covenants, representations and warranties, for itself and on behalf of each of its Holders, each of which is true and correct in all respects as of the date hereof and shall be true and correct in all material respects (except to the extent any such covenant, representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing indefinitely.

Section 2.1      Power and Authorization. The Undersigned Entity and each of its Holders is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Undersigned Entity has the power, authority and capacity to execute and deliver this Agreement for itself and on behalf of the Holders, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. If the Undersigned Entity is executing this Agreement on behalf of Accounts, (a) the Undersigned Entity has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account, (ii) the principal amount of such Account’s Old Notes, and (iii) the principal amount of New Notes to be issued to such Account in respect of such Account’s Old Notes.

Section 2.2       Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned Entity and constitutes a legal, valid and binding obligation of each of the Undersigned Entity and each of its Holders, enforceable against each of the Undersigned Entity and each of its Holders in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Undersigned Entity’s or any of its other Holders organizational documents, (ii) any agreement or instrument to which the Undersigned Entity or any of its other Holders is a party or by which the Undersigned Entity or any of its other Holders or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned Entity or any other Holders.

Section 2.3     Title to the Old Notes. Each Holder is the sole legal and beneficial owner of the Old Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned Entity is the sole legal and beneficial owner of all of the Old Notes) and, at the Closing, will be the sole legal and beneficial owner of the Old Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned Entity will be the sole legal and beneficial owner of the Old Notes). The Holder has good, valid and marketable title to its Old Notes, free and clear of any Liens. The Holder has not, in whole or in part, except as described in the immediately preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Old Notes or any of its rights, title to or interest in its Old Notes (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Old Notes. Upon the Holder’s delivery of its Old Notes to the Company pursuant to the Exchange, such Old Notes shall be free and clear of all Liens.

Section 2.4       Qualified Institutional Buyer. The Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

Section 2.5       No Affiliate Status; Holding Period. The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, the Holder did not acquire any of the Old Notes, directly or indirectly, from an Affiliate of the Company. The Holder represents and warrants that, for purposes of Rule 144 of the Securities Act, the Holder has continuously held the Old Notes for at least one year from the date of this Agreement.

Section 2.6       No Illegal Transactions. Each Undersigned Entity and each of its Holders has not, directly or indirectly, and no person or entity acting on behalf of or pursuant to any understanding with either the Undersigned Entity or such Holder has, disclosed to a third party (other than to its legal and other representatives) any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned Entity was first contacted by either the Company or any other person or entity regarding the Exchange, the issuance of the New Notes, this Agreement, any other transactions contemplated hereby or an investment in the Common Stock or other equity securities of the Company. Each Undersigned Entity and each Holder covenants that neither it nor any person or entity acting on its behalf or pursuant to any understanding, agreement or other arrangement with it will disclose to a third party any information regarding the Exchange, the issuance of the New Notes, this Agreement, any other transactions contemplated hereby or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to 9:00 a.m. (prevailing Eastern time) on July 21, 2020. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Solely for purposes of this Section 2.6, subject to the Undersigned Entity’s and each Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned Entity’s and the Holder’s respective internal policies, (a) “Undersigned Entity” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Undersigned Entity or the applicable Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned Entity’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (b) the foregoing representations, warranties and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Exchange provided by, the Undersigned Entity or the applicable Holder.

Section 2.7      Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and to consummate the other transactions contemplated hereby and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, their business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange, and that such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, and that such Holder is capable of sustaining any loss resulting therefrom without material injury, (d) no statement or written material contrary to this Agreement has been made or given to the Holder by or on behalf of the Company, any of its officers, directors or employees, or any of their respective affiliates or representatives, (e) the terms of the Exchange are the result of bilateral negotiations among the parties and (f) the Holder is able to fend for itself in the Exchange, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective Exchange of the Old Notes and the investment in the New Notes and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

The Holder specifically understands and acknowledges that, on the date of this Agreement and on the Closing Date, the Company may have in its possession non-public information that could be material to the market price of the Old Notes, the New Notes and the Company’s Common Stock into which such Old Notes and New Notes are convertible. The Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby (including, without limitation, the Exchange), it does not require the disclosure of such non-public information to it by the Company in order to consummate the Exchange and make an investment in the New Notes, and hereby waives any and all present or future claims against the Company, any of its officers, directors or employees, or any of their respective affiliates or representatives arising out of or relating to the Company’s failure to disclose any such non-public information to the Holder.

Section 2.8      Tax Consequences of the Exchange. The Holder understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Holder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.

Section 2.9       Tax Reporting. On or prior to the Closing Date, the Undersigned Entity shall deliver to the Company completed IRS Forms W-9 or W-8, as applicable, with regards to each Holder. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law unless such Form W-9 or W-8 provided pursuant to the immediately preceding sentence establishes that such Holder is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Holder to whom such amounts would have been paid.

Section 2.10    Acknowledgment of the Concurrent Offering. The Holder understands and acknowledges that concurrently with the Exchange, the Company is (a) issuing and selling the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (the “Series C Convertible Notes”) to certain other purchasers pursuant to that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement” and, such sales thereunder, the “Concurrent Sale”), and (b) exchanging a portion of the Company’s outstanding 4.75% Convertible Senior Notes due 2023 for additional Series C Convertible Notes pursuant to the terms of that certain Series A Exchange Agreement among the Company and the holders identified therein (the “Series A Exchange” and, together with the Concurrent Sale, the “Concurrent Offering”).

Section 2.11    Shareholder Approval. The Holder understands and acknowledges that the issuance of a number of shares of Common Stock that is the greater of (a) 19.99% of the number of shares of Common Stock outstanding upon the conversion of the New Notes and/or upon payment of PIK interest thereon and (b) the number of shares of Common Stock then held by the largest holder of Common Stock requires shareholder approval.

Article III: Covenants, Representations and Warranties of the Company and the Subsidiary Guarantors

The Company and each Subsidiary Guarantor, jointly and severally, hereby covenant as follows, and makes the following covenants, representations and warranties, each of which is true and correct in all respects as of the date hereof and shall be true and correct in all material respects (except to the extent any such covenant, representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) at the Closing, to each Undersigned Entity and the Holders, and all such covenants, representations and warranties shall survive the Closing indefinitely.

Section 3.1      Power and Authorization. The Company and each Subsidiary Guarantor has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite corporate, limited partnership or limited liability company, as applicable, power, authority and capacity to execute and deliver this Agreement and the applicable Exchange Documents, to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby. No material consent, approval, order or authorization of, or material registration, declaration or filing with any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Subsidiary Guarantors or any of their Subsidiaries (each, a “Governmental Entity”) is required on the part of the Company or the Subsidiary Guarantors in connection with the execution, delivery and performance by it of this Agreement and the applicable Exchange Documents, and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or the rules of any national securities exchange on which the Company’s shares of common stock are traded.

Section 3.2      Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and each Subsidiary Guarantor and constitutes a legal, valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. The execution of this Agreement and each other Exchange Document, and consummation of the Exchange, will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company and each Subsidiary Guarantor, (b) except with respect to any consents required under the Senior Credit Facilities (as defined below), any agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor (or any of their assets) are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company or any Subsidiary Guarantor, except for such violations, conflicts or breaches under clauses (b) and (c) above that would not, individually or in the aggregate, have a Material Adverse Effect (defined below). For purposes of this Section 3.2, “Exchange Documents” shall include the Commitment Letter dated July 9, 2020, by and between the Company and certain holders of the Series B Convertible Notes (including Annex A thereto, the “Commitment Letter”).

For purposes hereof:

“Material Adverse Effect” means any event, occurrence, fact, condition or change, that, individually or in the aggregate, results, or would reasonably be likely to result, in a material adverse effect on the condition (financial or otherwise) or in the earnings, prospects, business, properties, surplus or results of operations of the Company and its Subsidiaries (as defined herein), taken as a whole; provided, however, that any event, occurrence, fact, condition or change arising out of or attributable to, directly or indirectly: (i) general economic or political conditions; (ii) conditions generally affecting the pharmaceuticals industry in the US and Canada; (iii) changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) changes in applicable laws or accounting rules, including U.S. generally accepted accounting principles (“GAAP”), in each case, shall not be deemed, either alone or in combination, to constitute a Material Adverse Effect; provided, further, that, notwithstanding the immediately preceding proviso, any event, occurrence, fact, condition or change referred to in clauses (i) through (iii) and (v) immediately above shall only be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other entities whose primary business is in the pharmaceuticals industry in the U.S. and Canada.

“Senior Credit Facilities” means the credit facilities under (i) that certain First Lien Revolving Credit Agreement, dated as of December 13, 2018, by and among the Company, the subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto and ACF FINCO I LP, as administrative agent and collateral agent, and (ii) that certain Second Lien Credit Agreement, dated as of December 13, 2018, by and among the Company, the subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent and collateral agent.

Section 3.3      Authorization of the New Notes. The New Notes to be issued by the Company to the Holders under this Agreement will be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance pursuant to this Agreement and the Indenture, when issued will have been duly executed by the Company in accordance with the terms of the Indenture and, when authenticated in the manner provided for in the Indenture and delivered and paid for in accordance with the terms of the Exchange, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions. Upon the Company’s delivery of the New Notes to the Holder (or any Undersigned Entity) pursuant to the Exchange, such New Notes will be entitled to the benefits of the Indenture and shall be free and clear of all Liens created by the Company (other than any Permitted Lien (as defined in the Indenture)).

Section 3.4      Indenture. The Indenture (including the Guarantees) has been duly and validly authorized by the Company and each Subsidiary Guarantor and, on the Closing Date, will be duly executed and delivered by the Company and each of the Subsidiary Guarantors, and assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

Section 3.5      Exemption from Registration. Assuming the accuracy of the representations and warranties of the Holders and each other Holder executing an Exchange Agreement, (a) the issuance of the New Notes in connection with the Exchange pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act; (b) the New Notes issued to the Holder and/or the Undersigned Entity (1) will be issued in compliance with all applicable state and federal laws concerning the issuance of the New Notes and (2) will be issued to the Holders without any transfer restrictions and will be part of an unrestricted CUSIP and issued through the facilities of DTC; and (c) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Holder’s New Notes may be tacked onto the holding period of the Old Notes and the Company agrees not to take a position contrary thereto.

Section 3.6      Validity of Underlying Common Stock. The New Notes will, at the Closing, be convertible into shares of Common Stock, par value $0.01 per share of the Company (the “Conversion Shares”) in accordance with the terms of the Indenture. Upon execution and delivery of the Indenture by the Company, the Conversion Shares will be duly authorized and reserved by the Company for issuance upon conversion of the New Notes and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights in effect as of the Closing Date. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Conversion Shares may be tacked onto the holding period of the Old Notes and the New Notes and the Company agrees not to take a position contrary thereto. The Conversion Shares will be issued to the Holders through the facilities of DTC without any transfer restrictions and will be part of an unrestricted CUSIP.

Section 3.7      Listing Approval. At the Closing, the Conversion Shares shall be approved for listing on the Nasdaq Stock Market, subject to the notice of issuance.

Section 3.8      Disclosure. On or before the first Business Day following the date hereof, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange (to the extent not previously publicly disclosed).

Section 3.9      Investment Company Act.  The Company and each Subsidiary Guarantor are not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 3.10   Organization and Qualification of the Company’s Subsidiaries. Each of the Company’s subsidiaries (which, for purposes of this Agreement, shall mean (a) any corporation more than 50% of whose voting stock having by the terms thereof power to elect a majority of the directors of such corporations at the time owned by the Company directly or indirectly and (b) any partnership, association, joint venture or other entity in which the Company directly or indirectly has more than 50% voting equity interest at the time, in each case of clauses (a) and (b) that provides or is required to provide a guarantee of the Company’s obligations in respect of the New Notes (each, a “Subsidiary” and collectively, the “Subsidiaries”)) is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority (corporate or other) to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens (other than Liens granted to secure the Senior Credit Facilities).

Section 3.11   Common Stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable securities laws. None of the outstanding shares of Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance, right of repurchase or forfeiture, subscription right or any similar right and none of the outstanding shares of Common Stock is subject to any right of first refusal. The description of the Common Stock conforms in all material respects to all statements relating thereto contained in the Company’s reports filed under the Exchange Act with the SEC (collectively, “SEC Reports”).

Section 3.12   Absence of Existing Defaults and Conflicts. None of the Company or its Subsidiaries (a) is in violation of its respective charter or by-laws (or any equivalent documents) or (b) after giving effect to the Exchange and the Concurrent Offering and the transactions contemplated thereby, will be in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.13    No Material Adverse Effect in Business. Except as disclosed in the SEC Reports, and other than effects on the business related primarily to COVID-19, since March 31, 2020 through the date hereof, (a) there has been no Material Adverse Effect, nor any development or event which would result in a Material Adverse Effect, (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (c) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries.

Section 3.14   Legal Proceedings. Except as described in the SEC Reports, there is no legal or governmental action, investigation or proceeding pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries (a) asserting the invalidity of any of the Exchange Documents or the Commitment Letter; (b) seeking to prevent the issuance of the New Notes or the consummation of any of the transactions provided for in the Exchange Documents; or (c) that would materially and adversely affect the ability of the Company or any Subsidiary Guarantor to perform its obligations under, or the validity or enforceability of, any of the Exchange Documents.

Section 3.15   Possession of Permits. The Company and its Subsidiaries have all requisite power and authority, and all authorizations, approvals, orders, licenses in the various states in which they do business, certificates and permits of and from regulatory or governmental officials, bodies and tribunals that are necessary to own or lease their respective properties (collectively, “Permits”), in each case, that are material to the Company taken as a whole. The Company and its Subsidiaries, as applicable, are in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure of such Permits to be in full force and effect would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings by a Governmental Entity relating to the revocation or modification of any such Permits which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

Section 3.16    Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims or defects, restrictions or encumbrances of any kind except such as (A) are described in the SEC Reports or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases of real property of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the SEC Reports, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed as of the date hereof to be made of such property by the Company and its subsidiaries.

Section 3.17    Intellectual Property. The Company and its Subsidiaries own, license or otherwise have rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their business as currently carried on and as proposed to be carried on, in each case, as described in the SEC Reports (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the SEC Reports, (a) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and rights that would not have a Material Adverse Effect; (b) to the Company’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company has, or any of its products, product candidates or services described in the SEC Reports that infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate, upon the commercialization of such products, product candidates or services described in the SEC Reports, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the SEC Reports as being owned by or licensed to the Company, or that is necessary for the conduct of its business as currently conducted or contemplated, or that interferes with the issued or pending claims of any such Intellectual Property; (g) to the Company’s knowledge, there is no prior art or public or commercial activity of which the Company is aware that may form a reasonable basis to render any patent held by the Company invalid or any patent application held by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (h) the Company has not committed any act or omitted to undertake any act for which the effect of such commission or omission would reasonably be expected to render the Intellectual Property invalid or unenforceable, in whole or in part, except to the extent such invalidity or unenforceability would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person or third party. There are no outstanding options, licenses or agreements of a material nature relating to the Intellectual Property owned by the Company that are required to be described in the SEC Reports and are not described therein as so required.

Section 3.18    Absence of Labor Dispute. No labor disputes with the employees of the Company or any of its Subsidiaries exist or, to the knowledge of the Company, are imminent that would, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.19    Accounting Controls and Disclosure Controls. The Company maintains internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act and the rules and regulations of the Commission promulgated thereunder) in compliance with the requirements of the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) the interactive data in eXtensible Business Reporting Language contained or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the SEC Reports, since March 31, 2020, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the SEC Reports, the Company and each of its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act and the rules and regulations of the Commission promulgated thereunder) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as of March 31, 2020, the Company’s management, with participation of the Company’s Chief Executive Officer and Chief Financial Officer, carried out evaluations of the design and operation of the Company’s disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2020, the design and operation of the Company’s disclosure controls and procedures were not effective to accomplish their objectives at the reasonable assurance level.

Section 3.20    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, in each case, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.21    Financial Statements. The audited financial statements of the Company as of and for the period ended December 31, 2019 (together with the related schedules and notes thereto, the “Audited Financial Statements”) contained in the Company’s Form 10-K for the period ended December 31, 2019 have been prepared, and fairly present, in all material respects, the assets, liabilities, equity, financial condition, results of operations and cash flows of the Company at the respective dates and for the respective periods (as the case may be) indicated, in accordance with GAAP consistently applied throughout such period (except as specified therein). The unaudited interim financial statements of the Company as of and for the period ended March 31, 2020 (“Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) contained in the Company’s Form 10-Q for the period ended March 31, 2020 have been prepared in conformity with GAAP and present fairly in all material respects the information required to be stated therein. Since the respective dates of the Financial Statements contained in the Company’s SEC Reports, there has been no change which could, or any development that would, reasonably be expected to (a) have a Material Adverse Effect, (b) adversely affect the issuance or validity of the New Notes or (c) adversely affect the consummation of any of the transactions contemplated by any of the Exchange Documents.

Section 3.22   No Undisclosed Liabilities. The Company and each Subsidiary Guarantor do not have any material liabilities, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company giving rise to any such liability), except (a) for liabilities set forth in the Financial Statements; and (b) normal fluctuation in the amount of the liabilities referred to in clause (a) above occurring in the ordinary course of business of the Company and each Subsidiary Guarantor since the date of the most recent balance sheet included in the Financial Statements.

Section 3.23    Payment of Taxes. All U.S. federal income tax returns of the Company and its Subsidiaries required by applicable law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and the Company and its Subsidiaries have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been established by the Company or (ii) where the failure to pay such taxes would not result in a Material Adverse Effect.

Section 3.24    Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.25    Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.26    OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is an individual or entity currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”). Except as permitted by U.S. and other applicable law, the Company is not located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the sale of the New Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other individual or entity, to fund any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.27    Cybersecurity. Except as disclosed in the SEC Reports, (a) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (b) neither the Company nor its Subsidiaries have been notified in writing of, and, to the Company’s knowledge, there is no presently existing event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as required by applicable law. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and applicable contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.28    No Finder’s Fees. Except as contemplated by this Agreement or as otherwise previously disclosed to each of the Undersigned Entities, neither the Company nor any Subsidiary Guarantor have paid, or are a party to any contract or agreement to pay, to any person or entity any compensation for soliciting another to consummate the Exchange and there are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person that would give rise to a valid claim against the Company or any Subsidiary Guarantor for a commission, finder’s fee or other like payment in connection with the Exchange.

Section 3.29    No Integration. None of the Company or any Subsidiary Guarantor, or any other person acting on behalf of the Company or any Subsidiary Guarantor, has, directly or indirectly, solicited any offer to buy, sold or offered to sell any security which is or would be integrated with the Exchange pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the SEC.

Section 3.30    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any Governmental Entity is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the Exchange and the Concurrent Offering, issuance and sale of the New Notes, other than (a) the filing of a notice of listing of additional shares and related materials with the Nasdaq Stock Market LLC and (b) any filings under the Exchange Act, which have been or will be made when and how required.

Section 3.31    Accountants. Deloitte & Touche LLP, who has audited the Company’s Audited Financial Statements included in the SEC Reports, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Company Accounting Oversight Board.

Section 3.32    Compliance with Law. Except as disclosed in the SEC Reports, none of the Company nor its Subsidiaries have been advised in writing that the Company and its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal laws and regulations, except, in each case, where failure to be so in compliance, individually or in the aggregate, would not result in a Material Adverse Effect. Except as disclosed in the SEC Reports, the Company is, and since January 1, 2018 has been, in compliance in all material respects with the Federal Food, Drug & Cosmetics Act, and the applicable regulations administered thereunder by the Food and Drug Administration (“FDA”), the Public Health Service Act and any other similar applicable law administered by the FDA or other comparable Governmental Entity responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products of similar nature to those developed by the Company (each, a “Drug Regulatory Agency”), except, in each case, for any noncompliance, either individually or in the aggregate, which would not result in a Material Adverse Effect. Except as disclosed in the SEC Reports, no investigation, claim, suit, proceeding, audit or other action by any Governmental Entity is pending or, to the Company’s knowledge, threatened against the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which (a) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company in any material respect as currently conducted, (b) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under any Exchange Document or (c) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering in any material respect with the offer and sale of the New Notes. Except as disclosed in the SEC Reports, there are no proceedings pending or, to the Company’s knowledge, threatened with respect to an alleged material violation by the Company of the Federal Food, Drug & Cosmetics Act and the FDA regulations adopted thereunder, the Public Health Service Act or any other similar law administered or promulgated by any Drug Regulatory Agency. All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which the Company or its current products or product candidates have participated, were and, if still pending, are being, conducted in all material respects in accordance with applicable standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Drug Regulatory Agency and other applicable law. The Company and its Subsidiaries hold all required governmental authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company as currently conducted, and development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates.

Section 3.33    Related Party Transactions. There are no relationships between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, or between any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that are required to be described under applicable securities laws in the SEC Reports, that is not so described in such filings.

Section 3.34   Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that (a) is required to have been described under applicable securities laws in the SEC Reports that is not so disclosed or (b) otherwise would be reasonably likely to result in a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any Subsidiary that may create material contingencies or liabilities that have not been otherwise disclosed by the Company in the SEC Reports as required by applicable law.

Section 3.35    Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary, in each case, (a) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or (b) that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except, in each of the cases of the foregoing clauses (a) and (b), where such violation or remedial action would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary which, in each case, would reasonably be expected to have a Material Adverse Effect.

Section 3.36    Nasdaq Listing. The shares of Common Stock are listed on the Nasdaq Capital Market. Except as described in the SEC Reports, (a) the Company has not received any delisting notice relating to the shares of Common Stock listed on the Nasdaq Capital Market and (b) the Company is in compliance with the applicable current listing and governance rules and requirements of the Nasdaq Capital Market.

Article IV: Conditions to Closing.

Section 4.1     Conditions to the Undersigned Entities’ and Holders’ Obligations. The obligations of each Undersigned Entity and each Holder to consummate the transactions contemplated by this Agreement are subject to the accuracy of the representations and warranties set forth in Article III, which shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) as of the Closing with the same effect as though such representations and warranties had been made as of the Closing, and to the timely performance by the Company and the Subsidiary Guarantors, as applicable, of their respective covenants and obligations hereunder, and to the satisfaction or waiver prior to or at the Closing, of each of the following conditions:

(a)	The Company shall deliver (or cause to be delivered) the New Notes, along with accrued and unpaid interest due on the Old Notes, to each Holder in the principal amounts set forth on Exhibit A hereto, and in accordance with the delivery terms set forth in Article I.

(b)	The Company shall have paid the expenses as required by Section 5.2 hereof.

(c)	The Company and each Subsidiary Guarantor shall satisfy their obligations under Section 3 of the Note Purchase Agreement.

Section 4.2    Conditions to the Company’s and Subsidiary Guarantors’ Obligations. The obligations of the Company and each Subsidiary Guarantor to consummate the transactions contemplated by this Agreement are subject to the accuracy of the representations and warranties set forth in Article II, which shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) as of the Closing with the same effect as though such representations and warranties had been made as of the Closing, and to the timely performance by each Undersigned Entity and each Holder, as applicable, of the their covenants and obligations hereunder, and to the satisfaction or waiver prior to or at the Closing, of each of the following conditions:

(a)	The Holders shall deliver (or cause to be delivered) the Old Notes to the Company in the principal amounts set forth on Exhibit A hereto, and in accordance with the delivery terms set forth in Article I.

The obligation of the Company to deliver the New Notes and accrued and unpaid interest is further subject to (a) the prior receipt by the Company of a valid DWAC withdrawal conforming with the aggregate principal amount of the Old Notes to be exchanged by such Holder in connection with the Exchange, and (b) the issuance by the Trustee of one or more Physical Notes (as defined in the Indenture) representing the New Notes pursuant to the terms of the Indenture.

Article V: Certain Covenants

Section 5.1      Further Assurances. The parties hereto agree to use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the Exchange on their account, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, and authorizations.

Section 5.2      Costs and Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the New Notes to the Holders (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance of New Notes to the Holders, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) the reasonable fees and expenses of the Trustee, including the documented and reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the New Notes, and (v) all reasonable and documented fees and expenses of counsel to the Undersigned Entities and the Holders (including, but not limited to, due diligence expenses and fees and disbursements of two law firms (one being special regulatory counsel)), in each case, incurred in connection with the transactions contemplated hereby and any related documentation.

Section 5.3      Shareholder Approval. The Company shall use its commercially reasonable efforts, within 75 days following the Closing Date, to establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the requisite shareholder approval to issue to any Holder or group of related Holders shares of Common Stock under the New Notes exceeding the greater of (i) 19.99% of the number of shares of Common Stock outstanding, including upon the conversion of the New Notes and upon payment of PIK interest thereon and (ii) the number of shares of Common Stock then held by the largest holder of Common Stock (“Shareholder Approval”); provided, that such Company Stockholders Meeting shall in no event be later than October 31, 2020. The Company will take all reasonable actions necessary to secure the Shareholder Approval.

Section 5.4      Covenant Survival. The obligations of the Company and any Subsidiary Guarantor, as applicable, under this Article V shall survive the payment or transfer of any New Note, the enforcement, amendment or waiver of any provision of this Agreement or the New Notes, and the termination of this Agreement.

Article VI: Miscellaneous

Section 6.1      Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2      Construction. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” The word “or” shall not be exclusive. Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting construction against the party causing the drafting of the provision in question.

Section 6.3       Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 6.4      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.5       Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs before the deadline imposed by that service for overnight delivery or (iii) when transmitted, if sent by electronic mail, provided confirmation of receipt tis received by send and the notice is sent by an additional method provided under this Agreement, in each case to the parties hereto as follows:

If to a Holder, to the address set forth on such Holder’s signature page to this Agreement, with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Brett Lawrence and Joanne Lau
Email:	blawrence@stroock.com
jlau@stroock.com

If to the Company or a Subsidiary Guarantor:

Teligent, Inc.
105 Lincoln Avenue, PO Box 687
Buena, New Jersey 08310
Attention: Timothy B. Sawyer, President and Chief Executive Officer
Email: tsawyer@teligent.com

With a copy (which shall not constitute notice) to:

K&L Gates LLP
599 Lexington Avenue
New York, New York 10022
Attention: Whitney J. Smith
Email: whitney.smith@klgates.com

and

K&L Gates LLP
300 South Tryon Street, 10th Floor
Charlotte, North Carolina 28202
Attention: Sean M. Jones
Email: sean.jones@klgates.com

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 6.6      Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

Section 6.7      No Third-Party Beneficiary. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 6.8     Suits. Any legal suit, action or proceeding arising out of, or based upon, this Agreement or the transactions contemplated hereby, may be instituted in any state or federal court located in the Borough of Manhattan, New York, New York (each, a “New York Court”), and each party hereby waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have, to the laying of venue of any such proceeding and submits to the exclusive jurisdiction of such courts in any such legal suit, action or proceeding. Each party hereby waives irrevocably any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution), in any legal suit, action or proceeding against it arising out of, or based upon, this Agreement or the transactions contemplated hereby, that is instituted in any New York Court. Process in any such legal suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 6.9    WAIVER OF JURY TRIAL. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or based upon this Agreement, THE SECURITIES or the transactions contemplated hereby.

Section 6.10   Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the New Notes.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

COMPANY

Teligent, Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer and President

SUBSIDIARY GUARANTORS

Teligent Pharma, Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer and President

IGEN, Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer and President

Teligent Canada Inc.

By:	/s/ Timothy B. Sawyer
Name:	Timothy B. Sawyer
Title:	Chief Executive Officer

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED ENTITY”:

(in its capacities described in the first paragraph hereof)

SILVERBACK ASSET MANAGEMENT, LLC

By:	/s/ Robert Barron
Name:	Robert Barron
Title:	Portfolio Manager

[Signature Page to Exchange Agreement]